EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement Form S-2 and related Prospectus of Miravant Medical Technologies for the registration of 9,112,966 shares of its Common Stock and to the incorporation by reference therein of our report dated March 8, 2005, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with Securities and Exchange Commission.

                                                                                        /s/ ERNST & YOUNG LLP

June 9, 2005
Woodland Hills, California